Exhibit 7

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS & ADVISORS
PCAOB REGISTERED

December 13, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and discussed the statements of Witel Corp. (the "Company")  included under Item 4.02 of  Form 8-K dated December 13, 2007, and we agree with such statements contained therein.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
December 13, 2007

2675 S. Jones Blvd. Ste: 109, Las Vegas, NV 89128 (702)253-7499 Fax: (702)253-7501